Exhibit 99.1

FOR IMMEDIATE RELEASE

BANKRATE, INC. TO ACQUIRE INSURANCE LEAD GENERATION AND MARKETING ASSETS OF INSWEB CORPORATION

NEW YORK, NY – October 10, 2011 – InsWeb Corporation (NASDAQ: INSW) and Bankrate, Inc. (NYSE: RATE) announced today that they have entered into a definitive agreement for InsWeb to sell substantially all of its assets relating to its insurance lead generation and marketing business to Bankrate for $65 million in cash at closing, subject to a working capital adjustment specified in the agreement.  InsWeb will retain a portfolio of e-commerce and online insurance distribution patents, which it will license to Bankrate on a perpetual, royalty-free, non-exclusive basis.  Bankrate has entered into voting agreements with shareholders representing approximately 40% of InsWeb’s currently outstanding shares in connection with the transaction.  Under the terms of the agreement, Bankrate will also assume certain liabilities of InsWeb, as further specified in the agreement.  Following the closing, InsWeb is expected to continue as a public company and will focus on a new business model in which it will license its patented technologies.

“We are excited about this transaction and the value that it delivers to us and our shareholders,” said Hussein A. Enan, Chairman of the Board and Chief Executive Officer of InsWeb.  “The purchase price represents a compelling valuation for the business, while we believe the retention of our patent portfolio and our planned efforts to license the proprietary technologies we have developed over the years provides potential upside to our shareholders.  Competition in online lead generation services continues to be dynamic, and the ability to monetize leads effectively is increasingly important.  Bankrate’s strong online distribution network is an ideal fit for our customers and consumers, who will continue to be well served in the marketplace.”

“The InsWeb assets represent a great addition to the Bankrate insurance business,” said Thomas R. Evans, President and Chief Executive Officer of Bankrate, Inc.  “We anticipate that InsWeb’s large agent base and lead sources will complement our existing insurance offering and create opportunities for substantial synergies.  Once closed, we expect this acquisition to be immediately accretive.”

InsWeb’s board of directors unanimously approved the agreement.  The transaction is subject to customary closing conditions, including regulatory approvals and the approval of InsWeb’s shareholders.  The agreement contains several other terms and further details expanding on the information included in this press release, and a copy of the agreement will be filed with the SEC by InsWeb.

InsWeb was advised as to financial matters by GCA Savvian, and as to legal matters by Sidley Austin LLP. Bankrate was advised in this transaction as to legal matters by Wachtell, Lipton, Rosen & Katz.

About InsWeb Corporation

InsWeb Corporation owns and operates a network of leading insurance marketplace and education websites. Founded in 1995 and headquartered in Sacramento, California, InsWeb's primary properties include InsWeb.com, InsuranceRates.com, LocalInsuranceAgents.com, MedHealthInsurance.com and AgentInsider.com. InsWeb has invented multiple e-commerce and online insurance distribution technologies and owns the following patents: 6,898,597; 7,107,325; 7,389,246; 7,640,176 and 7,707,505.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet.  Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, Nationwide Card Services, InsuranceQuotes.com, CarInsuranceQuotes.com, InsureMe, Bankrate.com.cn, CreditCards.ca, NetQuote, and CD.com.  Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of nearly 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing on average over three million pieces of information daily.  Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, AOL, CNBC and Bloomberg. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Forward-Looking Statements

This news release contains forward-looking statements, which include statements expressing the intent, belief or current expectations of InsWeb and Bankrate that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control.  The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and InsWeb’s and Bankrate’s businesses, which include, but are not limited to: macroeconomic condition and general industry conditions such as the competitive environment; regulatory and litigation matters and risks; risks related to whether stockholders will approve the transaction; the possibility that competing offers for the assets will be made; the risk that a condition to closing of the transaction may not be satisfied; other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners; risks related to the successful integration of the business contemplated to be acquired; risks related to InsWeb’s ability to operate its retained business, including realizing the value of its retained assets and satisfying its retained liabilities and obligations; and the factors discussed in InsWeb’s annual report on Form 10-K for the year ended December 31, 2010 and Bankrate’s registration statement on Form S-1, in each case filed with United States Securities and Exchange Commission (the “SEC”).  Unless legally required, InsWeb and Bankrate undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

InsWeb plans to file a proxy statement with the SEC regarding the proposed transaction.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Bankrate and InsWeb, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, free of charge, by directing a request to InsWeb, 10850 Gold Center Dr., Suite 250, Rancho Cordova, CA 95670, Attention: General Counsel. The respective directors and executive officers of Bankrate and InsWeb and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Bankrate’s directors and executive officers is available in its registration statement initially filed with the SEC by Bankrate on April 15, 2011, as amended, and information regarding InsWeb’s directors and executive officers is available in its proxy statement filed with the SEC by InsWeb on June 7, 2011. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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For more information contact:

Jennifer Jarman
The Blueshirt Group, for InsWeb
(415) 217-5866
jennifer@blueshirtgroup.com

or

Bruce J. Zanca
SVP, Chief Marketing and Communications Officer
Bankrate, Inc.
(917) 368-8648
bzanca@bankrate.com

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